SECURITIES AND EXCHANGE
                         COMMISSION Washington, DC
                         20549


                               FORM 8-K
                            CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
the

                    Securities Exchange Act of
1934


                           October 17, 1995


                            IMC GLOBAL INC.
          (Exact name of registrant as specified in charter)


   Delaware                  1-9759               36-
3492467
(State or other jurisdiction (Commission        (IRS
Employer of incorporation)              File Number)
Identification
No.)

  2100 Sanders Road, Northbrook, IL                 60062
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code(708) 272-9200





Item 5.  Other Events

     The following is the text of a joint press release relating to the acquisition of an animal feed ingredients business.




     NORTHBROOK, IL. AND NEW ORLEANS, LA., October 17, 1995 -- IMC Global Inc. (NYSE: IGL) and Freeport-McMoRan Resource Partners,
Limited Partnership, (NYSE: FRP) announced today that their IMC-
Agrico Company joint venture has acquired the animal feed ingredients business of St. Louis-based Mallinckrodt Group Inc. for $110 million cash, including working capital. IMC-Agrico is one of the world's leading producers of phosphate rock and concentrated phosphate crop nutrients for agriculture.
     Mallinckrodt's animal feed ingredients business is one of the world's largest producers of phosphate-based animal feed ingredients with an annual capacity in excess of 700,000 tons and fiscal 1995 revenues of $169 million. IMC-Agrico has managed the animal feed plant operations for Mallinckrodt on a contractual basis for several years and the principal facilities being acquired are located within IMC-Agrico's concentrated phosphate complex in New Wales, Florida. Mallinckrodt's animal feed ingredients business represents IMC-Agrico's largest phosphoric acid customer, consuming nearly 300,000 tons per year or about 7 percent of the joint venture's phosphoric acid capacity.
    "This acquisition is a strong complement to IMC-Agrico's existing business and expands our ability to serve the needs of global agriculture," said Wendell F. Bueche, chairman and chief executive officer of IMC Global. "We are confident that the animal feed ingredients business will be integrated into IMC-Agrico quickly, and that it will provide immediate positive financial results to the joint venture's partners."
  Rene L. Latiolais, president and chief executive officer of Freeport-McMoRan Inc. (NYSE: FTX), managing general partner of FRP, said: "The acquisition of this business, the leader in its industry, provides high quality diversification and growth for IMC-Agrico and enhances the joint venture's flexibility in maximizing returns from its core phosphate production. Further, the acquisition directly involves IMC-Agrico in the broader aspects of the overall agricultural arena and specifically to the expanding animal nutrition business, especially in Asia, complementing IMC Agrico's increased focus there for phosphate crop nutrients."

  IMC Global is one of the world's leading producers of crop nutrients for the international agricultural community. In addition to its participation in IMC-Agrico, the Company also mines, processes and markets potash in the United States and Canada, and producers sulphur and oil through other joint-venture operations.

     Freeport-McMoRan Resource Partners is engaged in the production of phosphate crop nutrients and the mining of phosphate rock through IMC Agrico; the mining, transportation and terminalling of sulphur, and the development and production of related oil reserves.
                                SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                   IMC GLOBAL INC.
                                   By   MARSCHALL I. SMITH
                                        Marschall I.
                                        Smith Senior Vice
                                        President,
Secretary
                                        and General
Counsel


October 17, 1995